Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-110421) of PalmSource, Inc. of our report dated August 19, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-k.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

August 19, 2004